LIMITED POWER OF ATTORNEY

      I, J. Christopher Reyes, revoke the limited power of attorney granted to
Mark A. Roche and Russell W. Hahn on July 29, 2003 and appoint MARK A. ROCHE,
ANGELA M. PLA and ELIZABETH R. LANE to serve as my Attorneys-In-Fact and Agents and to exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities and Exchange
 Commission Forms 3, 4 and 5 relating to the disclosure of my beneficial ownership of securities in Fortune Brands, Inc.; and

2. To execute all such other documents or things in my name as the
 Agents may deem necessary to meet filing requirements of the
 Securities Exchange Commission pursuant to the Securities
 Exchange Act of 1934.

      This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of
Attorney.  The powers granted by this Power of Attorney shall lapse and cease to have any effect on December 31, 2006.

      I, J. Christopher Reyes, have executed this Limited Power of Attorney on this 20th day of December, 2004.

            /s/ J. Christopher Reyes
            J. Christopher Reyes

Subscribed and sworn to me
on this 20th day of December, 2004.

/s/ Cynthia L. Vann
Notary Public